GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
DECLARES REGULAR QUARTERLY DIVIDEND

ATLANTA, April 29, 2021 – Genuine Parts Company (NYSE: GPC) announced today that its Board of Directors declared a regular quarterly cash dividend of eighty-one and one-half cents ($0.815) per share on the Company’s common stock.

The dividend is payable July 1, 2021 to shareholders of record June 4, 2021.

About Genuine Parts Company

Founded in 1928, Genuine Parts Company is a global service organization engaged in the distribution of automotive and industrial replacement parts. The Company’s Automotive Parts Group distributes automotive replacement parts in the U.S., Canada, Mexico, Australasia, France, the United Kingdom, Germany, Poland, the Netherlands and Belgium. The Company’s Industrial Parts Group distributes industrial replacement parts in the U.S., Canada, Mexico and Australasia. In total, the Company serves its global customers from an extensive network of more than 10,000 locations in 14 countries. Genuine Parts Company had 2020 revenues of $16.5 billion. Further information is available at www.genpt.com.

Contact

Sidney G. Jones, Senior Vice President - Investor Relations – (678) 934-5628